Exhibit 99.(l)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 42 to the Registration Statement on Form N-4 (No. 333-19583) (the “Registration Statement”) of our report dated April 21, 2026 relating to the statutory-basis financial statements of National Life Insurance Company and consent to the use in the Registration Statement of our report dated April 30, 2026 relating to the financial statements of each of the subaccounts of National Variable Annuity Account II indicated in our report.

/s/ PricewaterhouseCoopers LLP

Montpelier, Vermont

April 30, 2026